UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011 (May 11, 2011)

Cypress Sharpridge Investments, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

437 Madison Avenue, 33rd Floor

New York, New York 10022

(Address of principal executive offices) (Zip code)

(Registrant’s telephone number, including area code): (212) 612-3210

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on May 11, 2011, the stockholders (i) elected the seven nominated directors and (ii) ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011. As of March 4, 2011, the record date for the annual meeting of stockholders, there were 82,558,369 shares of our common stock outstanding and entitled to vote.

The results of the voting for the seven nominated directors were as follows:

	For	Withheld	Broker Non-Votes
Kevin E. Grant	35,034,905	1,034,842	32,986,422
Douglas Crocker, II	35,339,537	730,210	32,986,422
Jeffrey P. Hughes	33,678,827	2,390,920	32,986,422
Stephen P. Jonas	35,324,293	745,454	32,986,422
Raymond A. Redlingshafer, Jr.	35,443,280	626,467	32,986,422
James A. Stern	35,010,486	1,059,261	32,986,422
David A. Tyson, PhD	35,442,127	627,620	32,986,422

The results of the voting for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011 were as follows:

For	Against	Abstentions	Broker Non-Votes
68,073,471	509,359	473,339	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

Date: May 13, 2011	By:	/s/ Thomas A. Rosenbloom
Thomas A. Rosenbloom
Secretary

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